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                                                             EXHIBIT 99.22(h)(3)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

 SSgA FUNDS, on behalf of each portfolio listed on Schedule A, severally and not jointly

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

                                                                             PAGE
1.      DEFINITIONS                                                           1

2.      APPOINTMENT OF STATE STREET                                           2

3.      SECURITIES TO BE LOANED                                               2

4.      BORROWERS                                                             3

5.      SECURITIES LOAN AGREEMENTS                                            4

6.      LOANS OF AVAILABLE SECURITIES                                         4

7.      DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED SECURITIES  5

8.      COLLATERAL                                                            6

9.      INVESTMENT OF CASH COLLATERAL AND COMPENSATION                        7

10.     FEE DISCLOSURE                                                        8

11.     RECORDKEEPING AND REPORTS                                             9

12.     STANDARD OF CARE                                                      9

13.     REPRESENTATIONS AND WARRANTIES                                        10

14.     INDEMNIFICATION                                                       11

15.     CONTINUING AGREEMENT AND TERMINATION                                  12

16.     NOTICES                                                               12

17.     MISCELLANEOUS                                                         13

18.     SECURITIES INVESTORS PROTECTION ACT                                   14

19.     COUNTERPARTS                                                          14

20.     CLIENT LIMITATION OF LIABILITY                                        14

21.     MODIFICATION                                                          15

                             EXHIBITS AND SCHEDULES

        EXHIBIT 4.1  (MOD-2)

        SCHEDULE A (Funds)

        SCHEDULE B (Borrowers)

        SCHEDULE C (Fee Schedule)

        SCHEDULE D (Acceptable Forms of Collateral)

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                   SECURITIES LENDING AUTHORIZATION AGREEMENT

        Agreement dated the ____ day of ______________, 1998 between the SSgA FUNDS, on behalf of each series of the SSgA Funds listed on Schedule A, severally and not jointly, each of which is a registered management investment company organized and existing under the laws of Massachusetts (each a Portfolio" and collectively, the "Portfolios") and STATE STREET BANK AND TRUST COMPANY, its affiliates or subsidiaries ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Portfolio with respect to the lending of certain securities of the Portfolio held by State Street as trustee, agent or custodian.

        This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the Portfolios listed on Schedule A to this Agreement, jointly and not severally, as it may be amended by the parties, and no series of shares of a Portfolio shall be responsible or liable for any of the obligations of any other series of shares of any other Portfolio under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

        NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.      DEFINITIONS.  For the purposes hereof:

        (a) "Available Securities" means the securities of the Portfolio that are available for Loans pursuant to Section 3.

        (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in
Section 4.

        (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

        (d) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

        (e)     "Loan" means a loan of Available Securities to a Borrower.

        (f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

        (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

        (h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Portfolio) that governs Loans, as described in Section 5.

        (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

2.      APPOINTMENT OF STATE STREET.

        The Portfolios hereby appoint and authorize State Street, its affiliates or subsidiaries, as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. The Portfolios agree that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of a Portfolio on an undisclosed or a disclosed basis. State Street is also hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower pursuant to the terms hereof. In connection therewith, State Street may instruct said third party to establish and maintain a Borrower's account and a State Street account wherein all Collateral, including cash shall be maintained by said third party in accordance with the terms of a form of custodial arrangement which shall also be consistent with the terms hereof.

3.      SECURITIES TO BE LOANED.

        State Street acts or will act as agent, trustee or custodian of certain securities owned by the Portfolios. All of a Portfolio's securities held by State Street as agent, trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which a Portfolio or the Investment Manager specifically identifies in notices to State Street as not being Available Securities. In the absence of any such notice identifying specific securities, State Street shall have no authority or responsibility for determining whether any of a Portfolio's securities should be excluded from the lending program.

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4.      BORROWERS.

        The Available Securities may be loaned by State Street, in its sole discretion, to any Borrower identified on SCHEDULE B, the Schedule of Approved Borrowers. In no event may Available Securities be loaned to any Borrower who is an affiliate of State Street, whether or not such Borrower is listed on SCHEDULE
B. State Street shall provide the Portfolios with a list of current and potential Borrowers that State Street has selected, and shall update such list monthly except where such list remains unchanged from the previous month. Except for any potential Borrowers with respect to whom a Portfolio notifies State Street in writing that they are unacceptable, the updated list shall become the amended Schedule B. Any Borrowers deleted from State Street's list of current and potential Borrowers shall automatically be deleted at the same time from SCHEDULE B.

        In the event that a Portfolio approves lending to borrowers resident in the United Kingdom, the Portfolio shall complete Part 1 of the document known as a "MOD-2 form," which is attached hereto as EXHIBIT 4.1.

        In the event that securities lending activity is undertaken through its London office, State Street becomes subject to additional regulation in the UK, and State Street is obliged to notify the Portfolio of the following matters:

        i. State Street shall make available to the Portfolio established procedures in accordance with the requirements of the Securities and Futures Authority for the effective consideration of complaints concerning State Street's activities carried on in the UK.

        ii. Where a liability in one currency is to be matched by an asset in a different currency, or where an investment transaction relates to an investment denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, favorable or unfavorable, on the gain or loss which would otherwise be experienced on the investment.

        iii. State Street or an affiliate may have an interest that is material to the investment or transaction concerned and neither State Street nor any such affiliate shall be obliged to disclose such interest or account to the Portfolio for any profits or benefits made or derived by it or any of its associates from any such transaction.

        iv. Any assets which State Street holds in the form of money shall not be treated by State Street as the Clients' Money as defined by The Financial Services (Client Money) Regulations 1991 of the United Kingdom as amended (the "Clients' Money Regulations") and will not be held in accordance with the Clients' Money Regulations or such other regulations as shall amend or replace the Clients' Money Regulations from time to time.

5.      SECURITIES LOAN AGREEMENTS.

        Each Portfolio authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street from Schedule B. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower, including rebate fees to be paid to the Borrower for the use of cash Collateral; provided however, that such terms and conditions shall be consistent with the terms hereof.

6.      LOANS OF AVAILABLE SECURITIES.

        State Street shall have authority to make Loans of Available Securities to Borrowers, and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to a Portfolio.

        The Portfolios acknowledge that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of a Portfolio's Available Securities will in fact be loaned to Borrowers. Each Portfolio agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

        Each Portfolio also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement, which shall require Borrower to return Loaned Securities no later than the earlier of (a) the end of the customary settlement period for such securities; or (b) except as otherwise agreed, the close of the fifth securities trading day following the day on which Borrower receives notice of said termination. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Loan Agreement.

7.      DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED SECURITIES.

        Each Portfolio represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Portfolio's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; PROVIDED that the Portfolio (or Investment Manager) may, by giving State Street ten (l0) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Portfolio's account on the date it is delivered to State Street.

        Each Portfolio acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities. Notwithstanding the foregoing, each Portfolio reserves the right to recall Loans to vote proxies if a material event affecting the investment is to occur. In such event, the Portfolio shall instruct State Street, at least ten (10) business days prior to the record date established for determining the identity of stockholders entitled to vote the Loaned Securities, to terminate the Loan of the Loaned Securities. State Street shall use reasonable efforts to terminate the Loan at least five (5) business days prior to the record date.

        Each Portfolio also acknowledges that any payments of distributions from Borrower to the Portfolio are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend.

        If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Portfolio are complied with, but State Street shall not be required to make any payment unless the Portfolio has first delivered to State Street funds to make such payment.

8.      COLLATERAL.

        (a) RECEIPT OF COLLATERAL. Each Portfolio authorizes State Street, or a third party bank, to receive and to hold, on its behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any loan of securities made on behalf of the Portfolio pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of a Portfolio. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on SCHEDULE D. Said Schedule may be amended from time to time by State Street upon written notice to the Portfolio. With respect to foreign cash Collateral, State Street will provide the Portfolio with a multicurrency investment vehicle through which the foreign cash will be converted to U.S. dollars and invested pursuant to Section 9 hereof ("MCIV"). Each Portfolio acknowledges that State Street, in providing MCIV, may receive additional compensation by managing its interest rate exposure.

        Collateral shall have an initial Market Value of not less than one hundred two percent (l02%) of the Market Value of the Loaned Securities for Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments and not less than one hundred five percent (105%) for Loaned Securities which are not denominated in United States Dollars or whose primary trading market is not located in the United States. Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Loan Agreement.

        (b) MARKING TO MARKET. State Street shall value all Loaned Securities in accordance with its customary practice.

        (c) RETURN OF COLLATERAL. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

        (d) LIMITATIONS. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Portfolio in a writing referencing this Agreement and acknowledged in writing ("Written Directions") by State Street and shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the currency conversions associated with the use of MCIV or the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return the rebate fee (i.e., the return to the Borrower for use of cash Collateral), the full amount of the Collateral (U.S. dollar or otherwise), or any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Portfolio shall be solely responsible for such shortfall and State Street may debit the Portfolio's account. In addition, State Street shall be entitled to charge the Portfolio's accounts for such shortfall in accordance with Section 9.

9.      INVESTMENT OF CASH COLLATERAL AND COMPENSATION.

        To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the Written Directions referred to above in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time select, including investments in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

        Each Portfolio acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Portfolio hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

        The income generated by any investment made pursuant to the preceding paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Portfolio, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street as compensation for its services in connection with this securities lending program and the Portfolio as such income shall be credited to the Portfolio's account, in accordance with the fee schedule attached hereto as SCHEDULE C.

        In the event the income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower in accordance with the agreement between Borrower and State Street, State Street shall debit the Portfolio's account by an amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. In the event debits to the Portfolio's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Portfolio with State Street.

        In the event of a Loan to a Borrower resident in Canada, which is made over record date for a dividend reinvestment program ("DRP") and is secured by cash Collateral, the Borrower shall pay the Portfolio a substitute payment equal to the full amount of the cash dividend declared, and may pay a loan premium, the amount of which shall be negotiated by State Street, above the amount of the cash dividend. Such loan premium shall be allocated between State Street and the Portfolio as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with SCHEDULE C and (b) the remainder of such loan premium shall be credited to the Portfolio's account.

        To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Portfolio as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with SCHEDULE C hereto; and (b) the remainder of such loan premium shall be credited to the Portfolio's account.

        Each Portfolio acknowledges that in the event that its Portfolio's participation in securities lending generates income for the Portfolio, State Street may be required to withhold tax or may claim such tax from the Portfolio as is appropriate in accordance with applicable law.

        Each Portfolio shall reimburse State Street for such reasonable fees and expenses that State Street may incur in connection with the performance of its obligations hereunder, including, without limitation: (i) the ordinary telecommunication charges associated with the movement of securities in connection with the securities lending activity contemplated by this Agreement; and (ii) any and all funds advanced by State Street on behalf of the Portfolio as a consequence of the Portfolio's obligations hereunder, including the Portfolio's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.     FEE DISCLOSURE.

        The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on SCHEDULE C hereto. Said Schedule may be replaced from time to time by State Street upon notice to the Portfolio. An annual report with respect to such funds is available to the Portfolios, at no expense, upon request.

11.     RECORDKEEPING AND REPORTS.

        State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Portfolios with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

12.     STANDARD OF CARE.

        Subject to the requirements of applicable law, State Street shall not be liable for any loss or damage, including counsel fees and court costs, whether or not resulting from their acts or omissions to act hereunder or otherwise, unless the loss damage arises out of State Street's own negligence. Except for any liability, loss, or expense arising from or connected with State Street's own negligence, each Portfolio agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including counsel fees and expenses and court costs, arising in connection with any breach of any representation, covenant or agreement of a Portfolio contained in this Agreement or any Loan or arising from or connected with claims of any third parties, including any Borrower, from and against all taxes and other governmental charges, and from and against any out-of-pocket or incidental expenses. State Street may charge any amounts to which it is entitled hereunder against the Portfolio's account. Without limiting the generality of the foregoing, each Portfolio agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any securities loans hereunder, or for the performance by any Borrower of the terms of a Loan, or any agreement related thereto, and shall not be required to ascertain or inquire as to the performance or observance of, or a default under the terms of, a Loan or any agreement related thereto; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person believed by State Street to be authorized to execute this Agreement on behalf of the Portfolios (an "Authorized Person"); (iii) that in the event of a default by a Borrower under a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it deems appropriate; and (iv) that the records of State Street shall be presumed to reflect accurately any oral instructions given by an Authorized Person or a person believed by State Street to be an Authorized Person.

        Each Portfolio acknowledges that, when lending Gilt securities, there is intraday settlement exposure from the Borrower's settlement bank. In particular, a Portfolio has daily exposure that the Gilt collateral position backed by the assured payment from the Borrower's settlement bank is unsecured.

        State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

13.     REPRESENTATIONS AND WARRANTIES.

        Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

        Each Portfolio represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder.

        The person executing this Agreement on behalf of the Portfolios represents that he or she has the authority to execute this Agreement on behalf of the Portfolios.

        Each Portfolio hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to purchase shares of the Navigator Securities Lending Trust with cash Collateral; (iii) its participation in the securities lending program, including the investment of cash collateral in the Navigator Securities Lending Trust, and the existing series' thereof, has been approved by a majority of the directors or trustees that are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash collateral in the Navigator Securities Lending Trust, including any series thereof, is in the Portfolio's best interest; (iv) its prospectus provides appropriate disclosure concerning its securities lending activity; and (v) that the directors or trustees have obtained competing quotes with respect to lending fees from at least three independent lending agents to assist the directors or trustees in determining that the fees for State Street's services hereunder are fair and reasonable in light of the usual and customary charges imposed by others for services of the same nature and quality.

        Each Portfolio hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on SCHEDULE A.

14.     INDEMNIFICATION.

        (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement) some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Portfolio against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Portfolio's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

        (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Portfolio's account an amount equal to the Market Value of the unreturned Loaned Securities for which replacement securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

        (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Portfolio's account the value of all distributions on the Loaned Securities (not otherwise credited to the Portfolio's account with State Street), the record dates for which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Portfolio's account pursuant to Paragraph (b).

        (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

        (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Portfolio's account all other amounts owed by the Borrower to the Portfolio with respect to such Loan under the applicable Securities Loan Agreement.

        (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Portfolio against the Borrower under the applicable Securities Loan Agreement.

        (g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other causes beyond the reasonable control or apprehension of State Street.

15.     CONTINUING AGREEMENT AND TERMINATION.

        It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. Each Portfolio and State Street may at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Portfolio, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

16.     NOTICES.

        Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

        If to the Portfolios:

                SSgA Funds
                909 A Street
                Tacoma, WA 98402
                Attention: Secretary, J. David Griswold
                Phone: 253 596 5381
                Fax: 253 596 3284

        If to State Street:

                State Street Bank and Trust Company
                Global Securities Lending Division
                Two International Place, Floor 31
                Boston, Massachusetts 02110
                Phone: 617 664 2500
                Fax: 617 664 2660

or to such other addresses as either party may furnish the other party by written notice under this section.

        Whenever this Agreement permits or requires a Portfolio to give notice to, direct, or provide information to State Street, such notice, direction, or information shall be provided to State Street on the Portfolio's behalf by any individual designated for such purpose by the Portfolio in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Portfolio's behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.     MISCELLANEOUS.

        This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans by State Street on behalf of the Portfolios. This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

        With respect to Section 12 of this Agreement, State Street agrees that if it enters into a securities lending arrangement with any other registered investment management company on terms and conditions more advantageous to such registered investment management company than those contained in Section 12 of this Agreement, then State Street shall fully and promptly notify the Portfolios of such terms and conditions and make such terms and conditions available to the Portfolios.

18.     SECURITIES INVESTORS PROTECTION ACT OF 1970 NOTICE.

EACH PORTFOLIO IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT A PORTFOLIO WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE A PORTFOLIO MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

19.     COUNTERPARTS.

        The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

20.     CLIENT LIMITATION OF LIABILITY.

        The First Amended and Restated Master Trust Agreement, dated October 13, 1993 (the "Master Trust Agreement"), as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name SSgA Funds means the trustees from time to time serving (as trustees, but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that nothing in this Agreement shall be construed as binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement.

21.     MODIFICATION.

        This Agreement shall not be modified except by an instrument in writing signed by the parties hereto..


                               SSgA FUNDS, on behalf of each portfolio listed on Schedule A, severally and not jointly

                               Name:
                                    --------------------------------------------
                               By:
                                  ----------------------------------------------
                               Its:
                                   ---------------------------------------------

                               STATE STREET BANK AND TRUST COMPANY

                               Name:
                                    --------------------------------------------
                               By:
                                  ----------------------------------------------
                               Its:
                                   ---------------------------------------------

                                   SCHEDULE A

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____ day of _______, 1998 between SSgA FUNDS on behalf of each listed below, severally and not jointly
     ("Portfolio") and STATE STREET BANK AND TRUST COMPANY ("State Street").

PORTFOLIO NAME                               TAXPAYER IDENTIFICATION NUMBER
SSgA Matrix Equity                                     91-1556288
SSgA S & P 500 Index                                   91-1577830
SSgA Small Cap                                         91-1562875
SSgA Yield Plus                                        91-1575031
SSgA Active International                              91-1672181
SSgA Bond Market                                       91-1712340
SSgA Growth and Income                                 91-1607434
SSgA Intermediate                                      91-1607433
SSgA Emerging Markets                                  91-1627434
SSgA Real Estate Equity                                91-1795053
SSgA International Growth Opportunities                91-1888034
SSgA High Yield Bond                                   91-1888033
SSgA Special Equity                                    91-1888032
SSgA Aggressive Equity                                 91-1923362

All funds have an August 31st tax year end.

                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending
          Authorization Agreement, dated the ____ day of _______, 1998 between SSgA FUNDS, on behalf of each portfolio listed on Schedule A, severally and not jointly ("Portfolio")
            and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                   SCHEDULE C

      This Schedule is attached to and made part of the Securities Lending
           Authorization Agreement, dated the ____day of _______, 1998 between the SSgA FUNDS, on behalf of each portfolio listed on Schedule A, severally and not jointly (the "Portfolios")
            and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                SCHEDULE OF FEES

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of Cash Collateral or any fee income shall be allocated as follows

- Seventy five percent (75%) payable to the Portfolio, and

- Twenty five percent (25%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement.

3.      Investment Management Fees

THE NAVIGATOR SECURITIES LENDING PRIME PORTFOLIO:

           On an annualized basis, the management/trustee/custody/fund administration/transfer agent fee for investing cash Collateral in the Navigator
  Securities Lending Prime Portfolio is not more than 10.00 basis points netted out of yield. The trustee may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the
                                   Portfolio.

                                   SCHEDULE D

      This Schedule is attached to and made part of the Securities Lending
                                  Authorization

  Agreement, dated the ____ day of _______, 1998 between SSgA FUNDS, on behalf of each Portfolio listed on Schedule A, severally and not jointly
  (the "Portfolios") and STATE STREET BANK AND TRUST COMPANY ("State Street").

        ACCEPTABLE FORMS OF COLLATERAL

        -       Cash (U.S. and foreign currency);

        - Securities issued or guaranteed by the United States government or its agencies or instrumentalities;

        -       Sovereign debt;

        - Irrevocable bank letters of credit issued by a person other than the Borrower or an affiliate of the Borrower may be accepted as Collateral, if State Street has determined that it is appropriate to accept such letters of credit as Collateral under the securities lending programs it administers; and

        - Such other Collateral as the parties may agree to in writing from time to time.

                                LETTER AGREEMENT
                            SSgA LARGE CAP VALUE FUND
                    SSgA LARGE CAP GROWTH OPPORTUNITIES FUND

August 28, 2003


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Section 2 of the Securities Lending Authorization Agreement between the SSgA Funds and State Street Bank and Trust Company, dated December 17, 1998, the SSgA Funds advise you that it is creating two new series to be named SSgA Large Cap Value Fund and SSgA Large Cap Growth Opportunities Fund (the "Funds"), and that the SSgA Funds desire State Street Bank and Trust Company to serve as its agent to lend Available Securities to the Funds, each as a Borrower in accordance with the terms of the Agreement. Therefore, Schedule A is amended in its entirety as attached.

Please acknowledge your acceptance of acting as agent for securities lending on behalf of the Funds by executing this letter agreement in the space provided below.

Sincerely,

SSgA FUNDS


By:
   ------------------------------
   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   ------------------------------

Its:
    -----------------------------

                                     AMENDED
                                   Schedule A

                                 August 28, 2003

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 17th day of December, 1998, between SSgA FUNDS on behalf of each listed below, severally and not jointly ("Portfolio") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                                         TAXPAYER IDENTIFICATION
        PORTFOLIO NAME                                   NUMBER
        ------------------------------------------------------------------------
        SSgA Disciplined Equity                          91-1556288
        SSgA S&P 500 Index*                              91-1577830
        SSgA Small Cap                                   91-1562875
        SSgA Yield Plus                                  91-1575031
        SSgA International Stock Selection               91-1672181
        SSgA Bond Market                                 91-1712340
        SSgA Core Opportunities                          91-1607434
        SSgA Intermediate                                91-1607433
        SSgA Emerging Markets                            91-1627434
        SSgA Tuckerman Active REIT                       91-1795053
        SSgA International Growth Opportunities          91-1888034
        SSgA High Yield Bond                             91-1888033
        SSgA Special Equity                              91-1888032
        SSgA Aggressive Equity                           91-1923362
        SSgA IAM SHARES                                  91-1960859
        SSgA Intermediate Municipal Bond                 91-2040638
        SSgA MSCI EAFE Index Fund*                       91-2151510
        SSgA Large Cap Value                             91-_________
        SSgA Large Cap Growth Opportunities              91-_________

All funds have an August 31st tax year end.

*These funds shall be a "Fund" hereunder only in the event that they cease to operate as feeder portfolios.

                                LETTER AGREEMENT

                            SSgA MSCI EAFE INDEX FUND

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

November 8, 2001


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Section 2 of the Securities Lending Authorization Agreement between the SSgA Funds and State Street Bank and Trust Company, dated December 17, 1998, the SSgA Funds advise you that it is renaming an existing but heretofore not operating series formerly known as the SSgA International Pacific Index Fund, to be renamed SSgA MSCI EAFE Index Fund (the "Fund"), and that the SSgA Funds desire State Street Bank and Trust Company to serve as its agent to lend Available Securities to the Fund as a Borrower in accordance with the terms of the Agreement. Therefore, Schedule A is amended in its entirety as attached.

Please acknowledge your acceptance of acting as agent for securities lending on behalf of the Fund by executing this letter agreement in the space provided below.

Sincerely,

SSgA FUNDS

By:
   ------------------------------
   Lynn L. Anderson
   President

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   ------------------------------

Its:
    -----------------------------

                                     AMENDED
                                   Schedule A

                                November 8, 2001

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 17th day of December, 1998, between SSgA FUNDS on behalf of each listed below, severally and not jointly ("Portfolio") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                                         TAXPAYER IDENTIFICATION
        PORTFOLIO NAME                                   NUMBER
        ------------------------------------------------------------------------
        SSgA Disciplined Equity                          91-1556288
        SSgA S&P 500 Index*                              91-1577830
        SSgA Small Cap                                   91-1562875
        SSgA Yield Plus                                  91-1575031
        SSgA International Stock Selection               91-1672181
        SSgA Bond Market                                 91-1712340
        SSgA Growth and Income                           91-1607434
        SSgA Intermediate                                91-1607433
        SSgA Emerging Markets                            91-1627434
        SSgA Tuckerman Active REIT                       91-1795053
        SSgA International Growth Opportunities          91-1888034
        SSgA High Yield Bond                             91-1888033
        SSgA Special Equity                              91-1888032
        SSgA Aggressive Equity                           91-1923362
        SSgA IAM SHARES                                  91-1960859
        SSgA Intermediate Municipal Bond                 91-2040638
        SSgA MSCI EAFE Index Fund*                       91-2151510

All funds have an August 31st tax year end.

*These funds shall be a "Fund" hereunder only in the event that they cease to operate as feeder portfolios.

                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                        INTERMEDIATE MUNICIPAL BOND FUND

July 11, 2000


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Section 2 of the Securities Lending Authorization Agreement between the SSgA Funds and State Street Bank and Trust Company, dated December 17, 1998, the SSgA Funds advise you that the SSgA Funds desire State Street Bank and Trust Company to serve as its agent to lend Available Securities to Borrowers, including the SSgA Intermediate Municipal Bond Fund, in accordance with the terms of the Agreement. Therefore, Schedule A is amended in its entirety as attached.

Please acknowledge your acceptance of acting as agent for securities lending on behalf of the Fund by executing this letter agreement in the space provided below.

Sincerely,

SSgA FUNDS


By:
   ------------------------------
   Deedra S. Walkey
   Assistant Secretary

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   ------------------------------

Its:
    -----------------------------

                                     AMENDED
                                   Schedule A

                                  July 11, 2000

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 17th day of December, 1998, between SSgA FUNDS on behalf of each listed below, severally and not jointly ("Portfolio") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                                         TAXPAYER IDENTIFICATION
        PORTFOLIO NAME                                   NUMBER
        ------------------------------------------------------------------------
        SSgA Matrix Equity                               91-1556288
        SSgA S&P 500 Index                               91-1577830
        SSgA Small Cap                                   91-1562875
        SSgA Yield Plus                                  91-1575031
        SSgA Active International                        91-1672181
        SSgA Bond Market                                 91-1712340
        SSgA Growth and Income                           91-1607434
        SSgA Intermediate                                91-1607433
        SSgA Emerging Markets                            91-1627434
        SSgA Tuckerman Active REIT                       91-1795053
        SSgA International Growth Opportunities          91-1888034
        SSgA High Yield Bond                             91-1888033
        SSgA Special Equity                              91-1888032
        SSgA Aggressive Equity                           91-1923362
        SSgA IAM SHARES                                  91-1960859
        SSgA Intermediate Municipal Bond                 91-2040638

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

June 6, 2000


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

Pursuant to Section 2 of the Securities Lending Authorization Agreement between the SSgA Funds and State Street Bank and Trust Company, dated December 17, 1998, the SSgA Funds advise you that the SSgA Funds desire State Street Bank and Trust Company to serve as its agent to lend Available Securities to Borrowers, including the SSgA IAM SHARES Fund, in accordance with the terms of the Agreement. Therefore, Schedule A is amended in its entirety as attached.

Please acknowledge your acceptance of acting as agent for securities lending on behalf of the Fund by executing this letter agreement in the space provided below.

Sincerely,

SSgA FUNDS


By:
   ------------------------------
   Deedra S. Walkey
   Assistant Secretary

ACKNOWLEDGED AND ACCEPTED

State Street Bank and Trust Company


By:
   ------------------------------

Its:
    -----------------------------

                                     AMENDED
                                   Schedule A

                                  July 11, 2000

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 17th day of December, 1998, between SSgA FUNDS on behalf of each listed below, severally and not jointly ("Portfolio") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                                         TAXPAYER IDENTIFICATION
        PORTFOLIO NAME                                   NUMBER
        ------------------------------------------------------------------------
        SSgA Matrix Equity                               91-1556288
        SSgA S&P 500 Index                               91-1577830
        SSgA Small Cap                                   91-1562875
        SSgA Yield Plus                                  91-1575031
        SSgA Active International                        91-1672181
        SSgA Bond Market                                 91-1712340
        SSgA Growth and Income                           91-1607434
        SSgA Intermediate                                91-1607433
        SSgA Emerging Markets                            91-1627434
        SSgA Tuckerman Active REIT                       91-1795053
        SSgA International Growth Opportunities          91-1888034
        SSgA High Yield Bond                             91-1888033
        SSgA Special Equity                              91-1888032
        SSgA Aggressive Equity                           91-1923362
        SSgA IAM SHARES                                  91-1960859